Independent Registered Public Accounting Firm's Consent

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-118387 of Met Investors Series Trust on Form N-14AE of our report dated February 13, 2004 appearing in the Annual Report of PIMCO Total Return Portfolio of Met Investors Series Trust for the year ended December 31, 2003 and to the reference to us under the heading "Financial Statements and Experts" in the Prospectus/Proxy Statement, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP
September 21, 2004
Boston, Massachusetts